Exhibit T3A-23

FILED

JUN 18 1987

10 AM

[ILLEGIBLE]

SECRETARY OF STATE

8701690063

CERTIFICATE OF INCORPORATION

OF

PENWOOD, INC.

ARTICLE I

The name of the corporation is Penwood, Inc.

ARTICLE II

The address of its registered office in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of common stock which the corporation shall be authorized to issue is One Thousand (1,000) shares, par value $0.01 per share (the “Common Stock”).

A description of the Common Stock and a statement of the designations, preferences, limitations and relative rights of such class of Common Stock and the limitations on or denial of the voting rights of the shares of such class of stock are as follows:

1.                                      Dividends. The holders of the Common Stock shall be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

2.             Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held.

The corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent permitted under the General Corporation Law of the State of Delaware.

ARTICLE V

The name and mailing address of the incorporator is:

Name:	Arthur M. Nathan

Mailing Address:	3500 RepublicBank Center
700 Louisiana
Houston, Texas 77002

ARTICLE VI

The number of directors of the corporation shall be fixed by the bylaws of the corporation in the manner provided in the bylaws. None of the directors need be a stockholder or a resident of the State of Delaware. The number constituting the initial board shall be one (1) and the name and mailing address of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:

Name:	J. Derek P. Jones

Mailing Address:	3300 S. Gessner Suite 207
Houston, Texas 77063

ARTICLE VII

No holder of Common Stock of this corporation shall have a preemptive right to purchase any shares of capital stock in the corporation.

ARTICLE VIII

All corporate powers shall be exercised by the Board of Directors except as otherwise provided by law or by this certificate of incorporation. In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the board of directors is expressly authorized:

A.                            To make, amend, alter or repeal the Bylaws of the corporation;

B.                            To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation;

C.                            To set apart out of any funds of the corporation available for dividends, the reserve or reserves for any proper purpose and to reduce any such reserve in the manner in which it was created; and

D.                            To adopt from time to time bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the corporation and to the extent permitted by law.

ARTICLE IX

The corporation is to have perpetual existence. The private property or assets of the stockholders of the corporation shall not to any extent whatsoever be subject to the payment of the debts of the corporation.

ARTICLE X

No stockholder shall be entitled to cumulate his votes at any election of directors.

ARTICLE XI

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Any indemnification under the first two paragraphs of this Article XI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents shall be so paid upon the terms and conditions, if any, as the board of directors deems appropriate.

The indemnification provided by this Certificate of Incorporation is not deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

There will be no personal liability on the part of any directors of the corporation to the corporation or to the stockholders of the corporation for monetary damages for breach of fiduciary duty as a director, provided the liability of a director is not eliminated pursuant to this provision (i) for any breach of the director’s duty of loyalty to the corporation or the stockholders of the corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of dividend or unlawful stock purchase or redemption in violation of Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE XII

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this 17th day of June, 1987.

/s/ Arthur M. Nathan
Arthur M. Nathan

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

Before me, the undersigned authority, on this date personally appeared Arthur M. Nathan, known to me to be the person whose name is subscribed to the foregoing certificate, and acknowledged to me that he executed said certificate as his free act and deed and that the facts therein stated are true.

Given under my hand and seal this 17th day of June, 1987.

/s/ Cynthia L. Hughes
Notary Public in and for
The State of TEXAS

/s/ Cynthia L. Hughes
February 7,1991	Printed Name of Notary Public

AMN 31/01

FILED

JUL 17 1987

10 AM

[ILLEGIBLE]

SECRETARY OF STATE

877198085

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PENWOOD, INC.

Pursuant to the provisions of Section 24 2 of the General Corporation Law of the State of Delaware, PENWOOD, INC. adopts this Certificate of Amendment to the Certificate of Incorporation of Penwood, Inc. (the “Corporation”) which increases its authorized capital stock, grants preemptive rights to stockholders and grants cumulate voting rights to stockholders.

ARTICLE I

The name of the corporation is Penwood, Inc.

ARTICLE II

The following amendment to the Certificate of Incorporation was adopted by the stockholder of the Corporation on July 13, 1987, in the manner prescribed by the General Corporation Law of the State of Delaware.

ARTICLE IV of the Certificate of Incorporation is hereby amended to read as follows:

ARTICLE IV

The total number of shares of all classes of stock which the corporation is authorized to issue is Two Million One Hundred Thousand (2,100,000) shares, divided into the following:

(i)                                     One hundred thousand (100,000) shares of Preferred Stock, of the par value of $0.01 per share, (hereinafter called “Preferred Stock”); and

(ii)                                  Two million (2,000,000) shares of Common Stock, of the par value of $0.01 per share (hereinafter called “Common Stock”).

The shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby vested with authority to affix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, voting rights, conversion rights, redemption price, and liquidation preference, of any class or series of shares of Preferred Stock and to fix the number of shares constituting any such class or series, and to increase or decrease the number of shares of any such class or series (but not below the number of shares thereof then outstanding). In case the number of shares of any such class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such class or series.

A description of the Common Stock and a statement of the designations, preferences, limitations and relative rights of such class of Common Stock and the limitations on or denial of the voting rights of the shares of such class of stock are as follows:

(1)                                 Dividends. Subject to all of the rights of the Preferred Stock or any class or series thereof, and on the conditions set forth in any resolution of the Board of Directors providing for the issuance of any class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

(2)                                 Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held.

Subject to all of the rights of the Preferred Stock or any class or series thereof, and on the conditions set forth in any resolution of the board of directors providing for the issuance of any class or series of Preferred Stock, the corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent permitted under the General Corporation Law of the State of Delaware.

ARTICLE VII of the Certificate of Incorporation is hereby amended to read as follows:

ARTICLE VII

Each holder of stock of this corporation shall have the first right (subject to pragmatic adjustments to avoid the issuance of fractional shares) to purchase shares of stock or Equity Securities of this corporation that may hereafter from time to time be issued, sold or exchanged (whether or not presently authorized), including shares from the treasury of the corporation, in the ratio that the number of shares of Common Stock which he holds (or would hold if the Equity Security which he holds was then converted into or exchanged for Common Stock in accordance with the terms of such Equity Security) at the time of the issue. sale or exchange bears to the total number of shares of Common Stock (and Common Stock which would be issued if the Equity Securities were then converted into or exchanged for Common Stock) issued and outstanding. This right shall be deemed irrevocably waived by any holder of stock who does not exercise this preemptive right and pay for the stock or Equity Security described in the preceding sentence within forty-five (45) days

2

after the corporation sends a notice in writing to the holder of the stock inviting the holder to exercise the preemptive right. The time of an issue, sale or exchange shall be the date on which the written notice is sent to the holder of the stock inviting the holder to exercise the preemptive rights described in this Article VII. “Equity Security” means (a) the Common Stock, (b) the Preferred Stock, (c) other capital stock of the corporation (“capital stock”) (d) any security convertible into or exchangeable for a security described in (a), (b), (c), (e) or (f) of this Article VII, (e) any security containing profit participation features, and (f) any security which grants the holders the right or option to purchase or otherwise acquire a security described in (a), (b), (c), (d), or (e) of this Article VII. This provision may not be amended except upon an affirmative vote of one hundred percent (100%) of the issued and outstanding voting stock (or stock convertible into voting stock) of the corporation held by the holders (or successors) of the Common Stock which is issued and outstanding on July 31, 1987.

ARTICLE X of the Certificate of Incorporation is hereby amended to read as follows:

ARTICLE X

At each election for directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Each stockholder is entitled to cumulate his votes in any election of directors but any stockholder who intends to cumulate his votes must give written notice of his intention to the secretary of the corporation on or before the day preceding the election at which such stockholder intends to cumulate his votes. This provision may not be amended except upon an affirmative vote of one hundred percent (100%) of the issued and outstanding voting stock (or stock convertible into voting stock) of the corporation held by the holders (or successors) of the Common Stock which is issued and outstanding on July 31, 1987.

ARTICLE III

The number of shares of the Corporation outstanding at the time of such adoption was one thousand (1,000) shares of Common Stock, all of which shares of Common Stock are entitled to vote thereon.

ARTICLE IV

All of the outstanding shares of Common Stock have voted for such amendment.

3

ARTICLE V

The amendment will not effect a change in the amount of the Corporation’s stated capital.

DATED:	July 13, 1987

By	/s/ J. Derek P. Jones
J. Derek P. Jones, President

ATTEST:

By	/s/ Arthur M. Nathan
Arthur M. Nathan, Assistant Secretary

4

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

I Michael J. Daugherty, Notary Public, do hereby certify that on this 13th day of July, 1987, personally appeared before me J. Derek P. Jones, who being by me first duly sworn, declared that he is the President of Penwood, Inc., a Delaware corporation, that he signed the foregoing document as President of such corporation, and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first written above.

/s/ Michael J. Daugherty
MICHAEL J. DAUGHERTY	Notary Public, in and for the
NOTARY PUBLIC STATE OF TEXAS	State of Texas
MY COMMISSION EXPIRES
JUNE 8, 1991

My Commission Expires:

WOO205/010/dpk

5

FILED

OCT 2 1989

[ILLEGIBLE]

SECRETARY OF STATE

10 AM

729275070

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PENWOOD, INC.

PENWOOD, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Penwood, Inc. be amended by changing Article I thereof so that, as amended, said Article I shall be and read as follows:

“ARTICLE I

The name of the corporation is Computalog Wireline Services, Inc.”

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

DATED: September 26, 1989.

PENWOOD, INC.

	By:	/s/ Derek P. Jones
J. Derek P. Jones, President
ATTEST:

/s/ Lynn A. Evans
Lynn A. Evans, Secretary

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared J. Derek P. Jones, President of Penwood, Inc., and acknowledged to me that he signed the foregoing Certificate of Amendment to Certificate of Incorporation for the purposes and considerations and in the capacity therein expressed.

SUBSCRIBED AND SWORN TO on this 26th day of September, 1989, to certify which witness my hand and seal of office.

/s/ Sharon E. Miller
SHARON E. MILLER	NOTARY PUBLIC, in and for the
MY COMMISSION EXPIRES	State of TEXAS
APRIL 9, 1992
My Commission Expires:	/s/ Sharon E. Miller
April 9, 1992	Printed Name of Notary Public

WOO208/84

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:25 PM 11/24/2004
FILED 01:25 PM 11/24/2004
SRV 040849555 — 2129688 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: Pursuant to the unanimous Written Consent of the Board of Directors and sole shareholder of Computalog U.S.A., Inc. (the “Corporation”) executed on November 24, 2004 (the “Written Consent”), the following resolution was adopted:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article IV so that, as amended, said Article shall be and read as follows:

ARTICLE IV

The corporation is authorized to issue one thousand one hundred (1,100) shares of common stock of $1.00 par value per share.

SECOND: Shareholder approval of the foregoing amendment was obtained by means of the Written Consent.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 24th day of November, 2004.

By:	/s/ Jan Campbell
Jan Campbell, Secretary